EXHIBIT (j)(2)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 2 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 13, 2003, relating to the financial statements and financial highlights of the Eaton Vance VT Worldwide Health Sciences Fund (the "Fund") which appears in the December 31, 2002 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP



April 24, 2003
Boston, Massachusetts